EX-99.B-77Q1

InvestEd Portfolios

Supplement dated June 4, 2012 to the

InvestEd Portfolios Prospectus

dated April 30, 2012

Effective June 4, 2012, The Bank of New York Mellon will succeed UMB Bank, n.a. as the custodian and foreign custody manager, respectively for each Portfolio. Accordingly, the reference in this Prospectus on page 53 to UMB Bank, n.a., is deleted and replaced with The Bank of New York Mellon, which is located at One Wall Street, New York, NY 10286, effective as of that date.

InvestEd Portfolios

Supplement dated June 4, 2012 to the

InvestEd Portfolios Statement of Additional Information

dated April 30, 2012

Effective June 4, 2012, The Bank of New York Mellon will succeed UMB Bank, n.a. and Citibank, N.A. as the custodian and foreign custody manager, respectively for each Portfolio. Accordingly, all references in this Statement of Additional Information to UMB Bank, n.a. and/or Citibank, N.A., are deleted and replaced with The Bank of New York Mellon, which is located at One Wall Street, New York, NY 10286, effective as of that date.